SUBSIDIARIES OF REGISTRANT


                                             JURISDICTION OF
SUBSIDIARY                                   INCORPORATION OR
                                             ORGANIZATION

GWL Properties Inc.                          Colorado
Maxim Series Fund, Inc.                      Maryland
Financial Administrative Services
  Corporation1                               Colorado
Bancsource Insurance Services, Inc.          Minnesota
Employee Benefit Services, Inc.              Colorado
Great-West Benefit Services, Inc.            Delaware
GW Capital Management, Inc.                  Colorado
Confed. Admin. Services, Inc.                Delaware
Benefits Communication Corporation2          Delaware
Westkin Properties Ltd.                      California
Great-West Realty Investments Inc.           Delaware
BenefitsCorp Equities, Inc.                  Delaware
Private Healthcare Systems, Inc.             Delaware
One Health Plan of California, Inc.          California
One Health Plan of Texas, Inc.               Texas
One Health Plan of Illinois, Inc.            Illinois




    1 Also doing business as Financial Administrative Services
Corporation of Colorado.
    2 Also doing business as Benefits Insurance Services, Inc.